EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated February 5, 2003, included in this 10-KSB, in the previously filed Registration Statements of dot com Entertainment Group, Inc. on Form S-8
(No. 333-59078).

Freed Maxick & Battaglia, CPAs, P.C.

Buffalo, New York

March 28, 2003